   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998.
                                                              REG. NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                       OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)
                         ------------------------------

               OKLAHOMA                               73-0382390
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification No.)

101 NORTH ROBINSON, P.O. BOX 321, OKLAHOMA CITY, OKLAHOMA 73101-0321 TELEPHONE:
                                 (405) 553-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                STEVEN E. MOORE
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       OKLAHOMA GAS AND ELECTRIC COMPANY
                        101 NORTH ROBINSON, P.O. BOX 321
                       OKLAHOMA CITY, OKLAHOMA 73101-0321
                                 (405) 553-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 WITH COPY TO:                                     WITH COPY TO:
             PETER D. CLARKE, ESQ.                             ROBERT A. YOLLES, ESQ.
           Gardner, Carton & Douglas                         Jones, Day, Reavis & Pogue
             321 North Clark Street                                77 West Wacker
            Chicago, Illinois 60610                           Chicago, Illinois 60601
                 (312) 245-8685                                    (312) 269-4145

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
First Mortgage Bonds........................         (1)                 (1)                 (2)                  NA
Senior Notes................................         (1)                 (1)                 (2)                  NA
Total.......................................                                           $112,500,000(3)         $33,188

(1) Not applicable pursuant to the Note following the Calculation Fee table and General Instruction II.D. to Form S-3.

(2) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $112,500,000.

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, FEBRUARY 12, 1998

PROSPECTUS

                       OKLAHOMA GAS AND ELECTRIC COMPANY

                                  SENIOR NOTES

                                ---------------

    Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company"), may offer from time to time up to $112,500,000 aggregate principal amount of its senior notes (the "New Notes"), in one or more series on terms to be determined at the time or times of sale. The specific terms of each issue of New Notes, together with the terms of the offering of such issue, will be set forth in an accompanying prospectus supplement (a "Prospectus Supplement"). The applicable Prospectus Supplement will set forth with regard to the particular New Notes being offered (the "Offered Notes") the designation or designations, aggregate principal amount, rate or rates (or method of calculation) and times and place of any payment of interest, maturity or maturities, offering price, any sinking fund or other redemption terms and other specific terms of such Offered Notes.

    The New Notes will be represented either by Global Securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificated form issued to the registered owners thereof, as set forth in the applicable Prospectus Supplement. Interests in Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Global Securities will not be issuable as certificated securities except in circumstances described herein or in the applicable Prospectus Supplement.

    The New Notes may be sold through underwriters or dealers, directly to a limited number of institutional purchasers or through agents. See "PLAN OF DISTRIBUTION." The applicable Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the amount and use of net proceeds from such sale. See "PLAN OF DISTRIBUTION" for possible indemnification arrangements for such underwriters, dealers, agents, if any, and purchasers.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY         REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1998.

                       OKLAHOMA GAS AND ELECTRIC COMPANY

    Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company") incorporated in 1902 under the laws of the Territory of Oklahoma, is an electric public utility company with its principal executive offices located at 101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. Telephone (405) 553-3000. The Company is a subsidiary of OGE Energy Corp. ("OGE Energy"), which is a public utility holding company incorporated in the State of Oklahoma and located in Oklahoma City, Oklahoma.

    The Company is the largest operating electric utility in Oklahoma. The Company owns and operates an interconnected electric production, transmission and distribution system which includes eight active generating stations with a total capability of 5,647,300 kilowatts. The Company furnishes retail electric service in 274 communities and contiguous rural and suburban territories in Oklahoma and western Arkansas (population served estimated by the Company at 1,700,000). It also sells electric energy at wholesale for resale in 5 communities and to 2 rural electric cooperatives in those states. The area served by the Company embraces approximately 30,000 square miles, which includes Oklahoma City, the largest city in Oklahoma, and the section of Arkansas in the general area of Ft. Smith, the second largest city in Arkansas. Of the total 279 communities served, 248 are located in Oklahoma and 31 in Arkansas. Approximately 91% of the Company's electric operating revenues for the year ended December 31, 1997, was derived from sales in Oklahoma and approximately 9% from sales in Arkansas.

RESTRUCTURING

    The Company and its former subsidiary, Enogex Inc., and Enogex Inc.'s subsidiaries (collectively, "Enogex") became subsidiaries of OGE Energy on December 31, 1996 pursuant to a mandatory share exchange whereby each share of outstanding common stock of the Company was exchanged on a share-for-share basis for common stock of OGE Energy. Immediately following this exchange, the Company transferred its shares of Enogex stock to OGE Energy and Enogex became a direct subsidiary of OGE Energy. OGE Energy now serves as the parent company to the Company and Enogex. For purposes of the Company's financial statements, Enogex is shown as discontinued operations. The New Notes will be obligations solely of the Company and not of OGE Energy or Enogex.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:
(i) Form 10-K Annual Report of the Company for the year ended December 31, 1996,
(ii) Form 10-Q Quarterly Reports of the Company for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) Form 8-K Current Reports of the Company dated January 29, 1997, January 31, 1997, June 19, 1997, July 17, 1997 and November 21, 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person (including any beneficial owner) to whom this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Written or telephone requests for such copies should be directed to Ms. Irma B. Elliott, Secretary, Oklahoma Gas and Electric Company, 101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321,
(405) 553-3196.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information on file can be inspected and copied at the public reference offices of the Commission currently at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the Library of the New York Stock Exchange, 20 Broad Street, New York, New York 10015. In addition, electronically filed documents, including reports, proxy statements and other information concerning the Company, can be obtained from the Commission's web site at http://www.sec.gov. The Company is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested by a holder.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the New Notes will be used in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain first mortgage bonds of the Company (the "Prior Securities"), including payment of short-term indebtedness incurred for such purpose. The specific allocation of the net proceeds of a particular series of Offered Notes and information relating to the particular Prior Securities to be paid at maturity, redeemed, refunded, refinanced or purchased, as well as any such short-term indebtedness incurred for such purpose, will be described in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any Prior Securities purchased will be purchased at a price not in excess of the then-current redemption price applicable to such securities. In case of the redemption, refunding or purchase of Prior Securities, proceeds of the Offered Notes may be applied to pay any redemption premium or purchase price in excess of the principal amount.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------------
                                                                                  1997       1996       1995       1994
                                                                                ---------  ---------  ---------  ---------
Consolidated Ratio of Earnings to Fixed Charges...............................       4.40       4.06       3.48       3.63


                                                                                  1993
                                                                                ---------
Consolidated Ratio of Earnings to Fixed Charges...............................       3.33

    For purposes of this ratio, "Earnings" consist of the aggregate of income from continuing operations (which excludes Enogex), taxes on income, investment tax credit (net) and "fixed charges." "Fixed charges" consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.

    The annual interest requirements on the long-term debt of the Company outstanding at December 31, 1997, was approximately $44 million.

                         SELECTED FINANCIAL INFORMATION

    The following consolidated financial information of the Company, except percentages, is presented in thousands. Such financial information does not include Enogex, which, as stated previously, is shown in the Company's financial statements as discontinued operations for all periods prior to January 1, 1997.

                                                      YEAR ENDED DECEMBER 31,
                                              ---------------------------------------
                                                 1997           1996          1995
                                              -----------    ----------    ----------
                                              (UNAUDITED)
Income Summary:
  Operating Revenues........................  $ 1,191,691    $1,200,337    $1,168,287
  Operating Income..........................      174,717       177,349       181,017
  Income from Continuing Operations.........      120,994       116,869       112,544

                                                                                            AS OF DECEMBER 31, 1997
                                                                                           -------------------------
                                                                                              AMOUNT          %
                                                                                           ------------  -----------
                                                                                                  (UNAUDITED)
Capitalization Summary:
  Long-Term Debt (including current portion).............................................  $    716,924       44.3%
  Preferred Stock (1)....................................................................        49,266        3.1
  Common Stock Equity....................................................................       851,391       52.6
                                                                                           ------------      -----
                                                                                           $  1,617,581      100.0%
                                                                                           ------------      -----
                                                                                           ------------      -----

------------------------

(1) All outstanding shares of the Company's preferred stock were redeemed in January 1998.

                            DESCRIPTION OF NEW NOTES

GENERAL

    Each series of New Notes is to be an initial issue of a new series of senior notes (the "Senior Notes") issued under the Indenture dated as of October 1, 1995, as supplemented by Supplemental Indenture No. 1, dated as of October 16, 1995, Supplemental Indenture No. 2, dated as of July 1, 1997, and as to be further supplemented by a new supplemental indenture for such series of New Notes (collectively, the "Senior Note Indenture") between the Company and The Bank of New York, as successor trustee (the "Senior Note Trustee") to Boatmen's First National Bank of Oklahoma. The following summaries of certain provisions of the Senior Note Indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Senior Note Indenture which is an exhibit to the Registration Statement of which this Prospectus is a part and which is incorporated herein by this reference. Unless otherwise indicated, references to Section numbers under this caption are references to the Section numbers of the Senior Note Indenture.

    Until the Release Date (as defined below), the Senior Notes (including any New Notes issued prior to the Release Date) will be secured by one or more series of the Company's first mortgage bonds issued and delivered by the Company to the Senior Note Trustee. See "Security; Release Date." ON THE RELEASE DATE, ANY THEN OUTSTANDING SENIOR NOTES (INCLUDING ANY NEW NOTES ISSUED PRIOR TO THE RELEASE DATE) WILL CEASE TO BE SECURED BY FIRST MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF THE COMPANY. AS OF JANUARY 31, 1998, THERE WERE OUTSTANDING THREE SERIES OF FIRST MORTGAGE BONDS IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO $87.5 MILLION. The Release Date will occur when all such first mortgage bonds are retired or redeemed. SENIOR NOTES (INCLUDING NEW NOTES) ISSUED ON OR AFTER THE RELEASE DATE WILL NOT BE SECURED BY ANY FIRST MORTGAGE BONDS AND WILL BE UNSECURED GENERAL OBLIGATIONS OF THE COMPANY. The Prospectus Supplement applicable to each series of Offered Notes will specify whether such Offered Notes will be secured or unsecured. As of December 31, 1997, the Company had issued four series of Senior Notes in the aggregate principal amount of $470 million (the "Prior Senior Notes"). The Senior Note Indenture provides that, in addition to the New Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the amount of Senior Notes that may be issued and outstanding cannot exceed the amount of first mortgage bonds that the Company is able to issue under its First Mortgage Indenture. See "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE--Issuance of Additional Bonds." At December 31, 1997, the Company could issue more than $1.1 billion of additional first mortgage bonds at an assumed 7.60% interest rate.

    There is no requirement under the Senior Note Indenture that future issues of debt securities of the Company be issued under the Senior Note Indenture, and the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes (including the New Notes), in connection with future issues of such other debt securities.

    The Senior Note Indenture provides that the New Notes will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Offered Notes will specify: (1) the designation and aggregate principal amount of such Offered Notes; (2) the date on which such Offered Notes will mature; (3) the interest rate or rates, or method of calculation of such rate or rates, on such Offered Notes, and the date from which such interest shall accrue; (4) the dates on which such interest will be payable; (5) the record dates for payments of interest; (6) any redemption terms; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Offered Notes may be repaid, in whole or in part, at the option of the holder thereof; and (8) other specific terms applicable to such Offered Notes, including whether such Offered Notes will be secured or unsecured. Unless otherwise indicated in the applicable Prospectus Supplement, the New Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Senior Note Indenture or the New Notes that require the Company to redeem, or permit the holders to cause a redemption of, the New Notes or that otherwise protect the holders in the event that the Company incurs substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION, TRANSFER AND EXCHANGE

    New Notes of any series will be exchangeable for other New Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.06)

    Unless otherwise indicated in the applicable Prospectus Supplement, New Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Note Trustee and maintained for such purpose with respect to any series of New Notes and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. Such transfer or exchange will be effected upon the Senior Note Trustee being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07)

    In the event of any redemption of New Notes of any series, the Senior Note Trustee will not be required to exchange or register a transfer of any New Notes of such series selected, called or being called for redemption except, in the case of any New Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS

    Principal of and interest and premium, if any, on New Notes issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on New Notes that are in the form of certificated securities will be paid by check to the person entitled thereto as such person's name appears in the register for the New Notes maintained by the Senior Note Trustee; however, a holder of Senior Notes of one or more series under the Senior Note Indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Note Trustee on or prior to the applicable regular record date. (Section 2.12) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity or redemption and premium, if any, on New Notes in the form of certificated securities will be payable in immediately available funds at the office of the Senior Note Trustee. (Section 2.12)

    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any New Note which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such New Note will thereafter look only to the Company for payment thereof. (Section 5.04)

SECURITY; RELEASE DATE

    Until the Release Date, the Senior Notes (including any New Notes issued prior thereto) will be secured by one or more series of the Company's first mortgage bonds ("Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee (see "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE"). Upon the issuance of a series of Senior Notes (including New Notes) prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for all Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregrate principal amount as the series of the Senior Notes (including New Notes) being issued. (Section 4.10) Payment by the Company to the Senior Note Trustee of principal of, premium, if any, and interest on, a series of Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to principal of, premium, if any, and interest on, the Senior Notes. (Section 4.11) SENIOR NOTES (INCLUDING NEW NOTES) ISSUED ON OR AFTER THE RELEASE DATE WILL NOT BE SECURED BY ANY FIRST MORTGAGE BONDS AND WILL BE UNSECURED GENERAL OBLIGATIONS OF THE COMPANY.

    THE RELEASE DATE WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS ("FIRST MORTGAGE BONDS") OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE FIRST MORTGAGE INDENTURE (HEREINAFTER DEFINED), OTHER THAN SENIOR NOTE MORTGAGE BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE FIRST MORTGAGE INDENTURE). AS OF JANUARY 31, 1998, THERE WERE OUTSTANDING THREE SERIES OF FIRST MORTGAGE BONDS OTHER THAN SENIOR NOTE MORTGAGE BONDS IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO $87.5 MILLION. ON THE RELEASE DATE, THE SENIOR NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS AND THE COMPANY WILL CAUSE THE SENIOR NOTE TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES (INCLUDING ANY NEW NOTES ISSUED PRIOR TO THE RELEASE DATE) OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, ON THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS SHALL CEASE TO SECURE THE SENIOR NOTES (INCLUDING ANY NEW NOTES ISSUED PRIOR TO THE RELEASE DATE), AND ANY THEN OUTSTANDING SENIOR NOTES (INCLUDING NEW NOTES) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY. (Section 4.11) Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of the Company, all of which are secured by a lien on certain property owned by the Company. In certain circumstances prior to the Release Date, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note Mortgage Bonds held by the Senior Note Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the series of Senior Notes initially issued contemporaneously with such Senior Note Mortgage Bonds. (Section 4.08) Following the Release Date, the Company will cause the First Mortgage Indenture to be closed and the Company will not issue any additional First Mortgage Bonds under the First Mortgage Indenture. (Section 4.11) While the Company will be precluded after the Release Date from issuing additional First Mortgage Bonds, the Company will not be precluded under the Senior Note Indenture or New Notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "Limitation on Liens" and except as otherwise indicated in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

    The following constitute events of default under the Senior Note Indenture:
(a) default in the payment of principal of or premium, if any, on any Senior Note when due and payable and continuance of such default for five days; (b) default in the payment of interest on any Senior Note when due which continues for 30 days; (c) default in the performance or breach of any other covenant or warranty of the Company in the Senior Note Indenture and the continuation thereof for 90 days after written notice to the Company as provided in the Senior Note Indenture; (d) prior to the Release Date, the occurrence of a Completed Default (hereinafter defined) under the First Mortgage Indenture, of which the First Mortgage Trustee (hereinafter defined), the Company or the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have given written notice thereof to the Senior Note Trustee; and (e) certain events of bankruptcy, insolvency, assignment or receivership of the Company. (Section 8.01)

    If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes prior to the Release Date, the Senior Note Trustee is empowered to cause the mandatory redemption of the Senior Note Mortgage Bonds. At any time after an acceleration of the Senior Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Senior Notes has been obtained and, prior to the Release Date, so long as all First Mortgage Bonds have not been accelerated, if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01)

    The Senior Note Indenture provides that the Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Note Trustee reasonable security or indemnity. (Section 9.02) The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or of exercising any trust or power conferred on the Senior Note Trustee. (Section 8.07) Each holder of any Senior Note has the right to institute a proceeding with respect to the Senior Note Indenture, but such right is subject to certain conditions precedent specified in the Senior Note Indenture. (Section 8.04) The Senior Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08) The Company is required to deliver to the Senior Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Senior Note Indenture. (Section 6.06)

MODIFICATION

    Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Senior
Note Indenture or to waive any past default to less than a majority. Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; or (c) to make certain other modifications, generally of a ministerial or immaterial nature. (Sections 13.01 and 13.02)

DEFEASANCE AND DISCHARGE

    The Senior Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Senior Note Trustee, in trust for the benefit of holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the Senior Notes; provided that, unless all of the Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, the Company shall also have delivered to the Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of Senior Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes. (Section 5.01)

CONSOLIDATION, MERGER AND SALE OR DISPOSITION OF ASSETS

    The Company will not consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of all or substantially all of its assets unless the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by the Company and, prior to the Release Date, unless the successor or transferee corporation assumes the Company's obligations under the First Mortgage Indenture with respect to the Senior Note Mortgage Bonds. Upon any such consolidation, merger, sale, transfer or other disposition of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior
Note Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Senior Note Indenture. The Senior Note Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the Senior Notes. (Sections 12.01 and 12.02)

LIMITATIONS ON LIENS

    Unless otherwise specified in the applicable Prospectus Supplement with respect to any series of Offered Notes, the related supplemental indenture will provide that, from and after the Release Date and so long as any such Offered Notes are outstanding, the Company may not issue, assume or guarantee any debt for money borrowed ("Debt") that is secured by any mortgage, security interest, pledge or lien ("mortgage") of or upon any Operating Property of the Company, whether owned at the date of the Senior Note Indenture or thereafter acquired, and will not permit to exist any Debt secured by any such mortgage created on or prior to the Release Date, without in any case effectively securing the Offered Notes and all series of Senior Notes issued prior to or contemporaneously with such Offered Notes (together with, if the Company shall so determine, any other Senior Notes or indebtedness of the Company ranking senior to, or equally with, the Senior Notes) with such Debt equally and ratably, except that this restriction will not apply to: (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company; (3) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such mortgages are created or assumed contemporaneously with, or within 18 months after, such acquisition or completion of substantial repair or alteration, construction, development or substantial improvement or within six months thereafter pursuant to a commitment for financing arranged with a lender or investor within such 18 month period; (4) mortgages in favor of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving the property subject to such mortgages; or (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (4), provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restriction does not apply to the issuance, assumption or guarantee by the Company of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the foregoing exceptions and Sale and Lease-Back Transactions that are permitted by the first sentence of "Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 10% of Net Tangible Assets (as defined below) or 10% of Capitalization (as defined below). (Section 3.01 of Form of Supplemental Indenture). The supplemental indentures relating to the Prior Senior Notes contain a covenant with respect to limitations on liens substantively identical to the foregoing for the benefit of the Prior Senior Notes. (Section 4.01 of Supplemental Indenture No. 1 and Section 4.01 of Supplemental Indenture No. 2).

LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS

    Unless otherwise specified in the applicable Prospectus Supplement with respect to any series of Offered Notes, the related supplemental indenture will provide that, from and after the Release Date and for so long as such Offered Notes are outstanding, the Company may not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction entered into on or prior to the Release Date with respect to any Operating Property (except in each case, for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition or the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) the Company would be entitled pursuant to the provisions described in the first sentence under "Limitations on Liens" above to issue, assume or guarantee Debt secured by a mortgage on such Operating Property without equally and ratably securing the Offered Notes and all series of Senior Notes issued prior to or contemporaneously with such Offered Notes, (b) after giving effect to such Sale and Lease-Back Transaction, the Company could incur pursuant to the provisions described in the second sentence under "Limitations on Liens," additional Debt secured by mortgages, or (c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased to the retirement of Senior Notes or other Debt of the Company ranking senior to, or equally with, the Senior Notes, subject to reduction for Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity. (Section 3.02 of Form of Supplemental Indenture). The supplemental indentures relating to the Prior Senior Notes contain a covenant with respect to limitations on Sale and Lease-Back Transactions substantively identical to the foregoing for the benefit of the Prior Senior Notes. (Section 4.02 of Supplemental Indenture No. 1 and Section 4.02 of Supplemental Indenture No. 2).

DEFINITIONS

    "Capitalization" means the total of all the following items appearing on, or included in, the balance sheet of the Company: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings, less to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

    "Net Tangible Assets" means the amount shown as total assets on the balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

    "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

    "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person.

    "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease. (Section 3.03 of Form of Supplemental Indenture)

VOTING OF SENIOR NOTE MORTGAGE BONDS HELD BY SENIOR NOTE TRUSTEE

    Prior to the Release Date, the Senior Note Trustee, as a holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the First Mortgage Indenture as to which it receives due notice, or, at its option, will deliver its proxy in connection therewith. Either at such meeting, or otherwise where the consent of holders of first mortgage bonds issued under the First Mortgage Indenture is sought without a meeting, the Senior Note Trustee will vote all of the Senior Note Mortgage Bonds held by it, or will consent or withhold its consent with respect thereto, as directed by the holders of a majority in aggregate principal amount of the outstanding Senior Notes; provided, however, the Senior Note Trustee may not vote the Senior Note Mortgage Bonds of any particular series in favor of, or give consent to, any action which, in the Senior Note Trustee's opinion, would materially adversely affect such series of Senior Note Mortgage Bonds in a manner not shared generally by all other Senior Note Mortgage Bonds, except upon notification by the Senior Note Trustee to the holders of the related series of Senior Notes of such proposal and consent thereto of the holders of a majority in principal amount of the outstanding Senior Notes of such series. (Section 4.03)

RESIGNATION OR REMOVAL OF NOTE TRUSTEE

    The Senior Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and such specified day. (Section 9.10)

    The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Senior Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Senior Note Trustee upon notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 9.10)

CONCERNING THE SENIOR NOTE TRUSTEE

    The Bank of New York is the Senior Note Trustee under the Senior Note Indenture. The Company maintains banking relationships with the Senior Note Trustee in the ordinary course of business. The Senior Note Trustee also acts as trustee for the Company's First Mortgage Bonds and as issuing and paying agent for medium-term notes of Enogex.

               FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE

GENERAL

    Any series of Senior Note Mortgage Bonds issued as security for Senior Notes prior to the Release Date will be a series of First Mortgage Bonds issued under the Trust Indenture dated February 1, 1945 as heretofore supplemented and amended by supplemental trust indentures and a new supplemental trust indenture for such series of Senior Note Mortgage Bonds (the "New Supplemental Indenture"), all from the Company to The Bank of New York, as successor Trustee (the "First Mortgage Trustee") to Boatmen's First National Bank of Oklahoma and to the First National Bank and Trust Company of Oklahoma City (such Trust Indenture, as supplemented and as to be supplemented, is herein referred to as the "First Mortgage Indenture"). Copies of the First Mortgage Indenture, the supplemental indentures and the form of the New Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the First Mortgage Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the First Mortgage Indenture which are incorporated herein by this reference. References to Article and Section numbers under this caption are references to Article and Section numbers of the First Mortgage Indenture unless otherwise indicated. Unless the context indicates otherwise, words or phrases defined in the First Mortgage Indenture are capitalized and used with the same meanings herein. As of January 31, 1998, seven series of First Mortgage Bonds in an aggregate principal amount of $557.5 million were outstanding under the First Mortgage Indenture, including four series of Senior Note Mortgage Bonds in an aggregate principal amount of $470 million issued as security for the Prior Senior Notes.

TERMS OF SENIOR NOTE MORTGAGE BONDS

    Prior to the Release Date and upon the issuance of a series of Senior Notes (including New Notes), a series of Senior Note Mortgage Bonds will be issued and delivered to the Senior Note Trustee in an aggregate principal amount equal to the aggregate principal amount of such series of Senior Notes and with the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions as such series of Senior Notes. The Company's obligations to make payments with respect to the principal of, premium, if any, and/or interest on a series of Senior Note Mortgage Bonds shall be fully or partially, as the case may be, discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and/or interest on the related series of Senior Notes shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture sufficient funds to fully or partially pay the then due principal, premium, if any, and/or interest on such series of Senior Notes.

SECURITY FOR SENIOR NOTE MORTGAGE BONDS

    In the opinions of counsel for the Company, the Senior Note Mortgage Bonds, if and when issued, will be secured by the First Mortgage Indenture, which constitutes a first mortgage lien, subject only to Permissible Encumbrances, upon all the property of the Company (except as summarized in the following paragraph) for the equal pro rata security of each series of First Mortgage Bonds, subject to the provisions related to any sinking fund or similar fund for the benefit of First Mortgage Bonds of any particular series. The opinion does not cover title to easements or rights-of-way as counsel believes the expense of examination would exceed the cost of acquiring, by condemnation or purchase, any easements or rights-of-way held under defective titles.

    There are excepted from the lien of the First Mortgage Indenture certain securities, cash, contracts, receivables, motor vehicles, merchandise, equipment and supplies, and certain non-utility real property. (Granting Clause of the First Mortgage Indenture).

    The First Mortgage Indenture contains provisions for subjecting to the lien thereof (subject to the limitations in Article XV in the case of consolidation or merger) all property acquired by the Company after the date of the First Mortgage Indenture other than property of the kind mentioned in the preceding paragraph. (Granting Clause of the First Mortgage Indenture) Such provisions might not be effective as to property acquired within the 90-day period immediately preceding or acquired subsequent to the filing of a case with respect to the Company under the United States Bankruptcy Code.

MAINTENANCE PROVISIONS

    As a Maintenance Fund for the First Mortgage Bonds, the Company covenants to pay to the First Mortgage Trustee annually on May 1 an amount equal to 15% of its Gross Operating Revenues for the preceding calendar year, after deducting from such revenues (i) cost of electricity purchased for resale and (ii) rentals paid for utility property, less credits at the Company's option for (a) maintenance, (b) property retirements offset by Permanent Additions, (c) retirements of First Mortgage Bonds, (d) Amounts of Established Permanent Additions and (e) 15% of the portion of Gross Operating Revenues during such calendar year attributable to increases since January 6, 1975, in the Company's cost of fuel used in electric generation. Withdrawals from the Maintenance Fund may be made on the basis of retirements of First Mortgage Bonds and Amounts of Established Permanent Additions, but cash in excess of $100,000 remaining on deposit in the Maintenance Fund for more than two years must be used for the retirement of First Mortgage Bonds. Any such retirement through redemption would be at the applicable regular redemption price of the First Mortgage Bonds to be redeemed and subject to any restriction on the redemption of such First Mortgage Bonds. (Article IX, Section 3.03 of Supplemental Indenture dated March 1, 1952, and Section 1.01 of Supplemental Indenture dated September 14, 1976)

    The Company has covenanted to maintain its properties in adequate repair, working order and condition. The First Mortgage Indenture contains provisions for a periodic inspection of the Company's properties and report by an independent engineer as to compliance with this covenant. (Section 8.06)

SINKING FUND PROVISIONS

    As an annual sinking fund for each series of First Mortgage Bonds, the Company covenants to pay to the First Mortgage Trustee annually on December 1 an amount sufficient to redeem, on the following February 1, for sinking fund purposes, 1 1/4% of the highest principal amount at any time outstanding of First Mortgage Bonds of the series for which the sinking fund is applicable. Sinking fund payments may be offset by (a) application of Amounts of Established Permanent Additions equal to 166 2/3% of the principal amount of First Mortgage Bonds which would otherwise be required to be retired by the sinking fund and
(b) retirement or delivery to the First Mortgage Trustee of First Mortgage Bonds of the series for which the sinking fund is applicable. The First Mortgage Trustee is required to apply sinking fund money to the purchase or redemption of First Mortgage Bonds of the series for which such funds are applicable. (Article XII and Section 3.01 of Supplemental Indenture dated February 1, 1980)

ISSUANCE OF ADDITIONAL BONDS

    Additional First Mortgage Bonds secured by the First Mortgage Indenture may be issued on the basis of (a) 60% of the Cost or Fair Value, whichever is less, of net Permanent Additions (which become available upon proper certification by the Company), after making the required deductions on account of Retired Property (Article V); (b) an equal principal amount of retired First Mortgage Bonds, the retirement whereof has not been otherwise used under the First Mortgage Indenture (Article VI); and (c) deposit of an equal amount of cash with the First Mortgage Trustee, which cash may be withdrawn by applying Amounts of Established Permanent Additions equal to 166 2/3% of such cash to be withdrawn or by retirement of First Mortgage Bonds. (Article VII and Section 3.04 of Supplemental Indenture dated March 1, 1952) No additional First Mortgage Bonds may be issued on basis (a), basis (b) under specified conditions or basis (c), unless the Earnings Applicable to Bond Interest for a specified twelve-month period are equal to twice the annual interest requirements on the First Mortgage Bonds including those about to be issued. (Sections 5.03, 6.01 and 7.01) Earnings Applicable to Bond Interest for the twelve months ended December 31, 1997, were 5.6 times the annual interest requirement on the First Mortgage Bonds of the Company. Additional First Mortgage Bonds may vary from the New Bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (Article II) Any Senior Note Mortgage Bonds issued will be issued under (a) and/or (b) above. At December 31, 1997, the amount of net Permanent Additions which may be used for the issuance of First Mortgage Bonds exceeded $1.2 billion. At December 31, 1997, the amount of retired First Mortgage Bonds which may be used for the issuance of First Mortgage Bonds was $299 million.

PROVISIONS OF FIRST MORTGAGE INDENTURE LIMITING DIVIDENDS ON COMMON STOCK

    The Company covenants that, so long as any First Mortgage Bonds are outstanding, earned surplus (retained earnings) equal to the sum of (1) the amount by which the aggregate of (a) provisions for retirement and depreciation and (b) expenditures for maintenance, during the period from June 1, 1955, to the last date for which a statement of income is available, is less than 15% of Gross Operating Revenues (after deducting cost of electricity and/or gas purchased for resale, rentals paid for utility property and the portion of gross operating revenues attributable to increases since January 6, 1975, in the Company's cost of fuel used in electric generation) for that period and (2) the amount, if any, by which all of the consideration paid by the Company in acquiring any shares of its Common Stock during the above period exceeds $217,301,128 plus any consideration received by the Company from the sale after September 30, 1991 of its Common Stock, shall not be available for the payment of cash dividends on Common Stock; and that the Company shall not acquire shares of its Common Stock for a valuable consideration if after such acquisition the sum of (1) and (2) above would exceed its then earned surplus (retained earnings). (Section 3.01 of Supplemental Indenture dated January 1, 1957,
Section 1.01 of Supplemental Indenture dated September 14, 1976 and Section 1.01 of Supplemental Indenture dated December 9, 1991)

RELEASE PROVISIONS

    The First Mortgage Indenture contains provisions permitting the release from its lien of any property upon depositing or pledging cash or certain other property of comparable Fair Value (Fair Value being defined in substance as the current value of the property as certified by an engineer, appraiser or similar expert). The First Mortgage Indenture also contains provisions for the cancellation, change or alteration of leases, rights-of-way and easements, and for the surrender and modification of any franchise or governmental consent subject to certain restrictions, in each case without any release or consent by the First Mortgage Trustee or accountability thereto for any consideration received by the Company. (Article XI)

MODIFICATION OF THE FIRST MORTGAGE INDENTURE

    With the consent of the Company, the provisions of the First Mortgage Indenture may be changed by the affirmative vote of the holders of 70% in principal amount of the First Mortgage Bonds then outstanding except, among other things, the maturity of a First Mortgage Bond may not be extended, the interest rate reduced nor the terms of payment of principal or interest changed without the consent of the holder of such First Mortgage Bond. (Article XVIII)

CONCERNING THE FIRST MORTGAGE TRUSTEE

    The Bank of New York is the First Mortgage Trustee under the First Mortgage Indenture. The Company maintains banking relationships in the ordinary course of business with the First Mortgage Trustee. The First Mortgage Trustee also serves as trustee for the Senior Notes and as issuing and paying agent for medium-term notes of Enogex.

    In case of a Completed Default under the First Mortgage Indenture (see "--Events of Default" below), the First Mortgage Trustee may, and upon request of the holders of a majority in principal amount of the First Mortgage Bonds shall, declare the First Mortgage Bonds due and payable. In case of a Completed Default, it is obligatory upon the First Mortgage Trustee to take the action or actions provided in the First Mortgage Indenture to enforce payment of the First Mortgage Bonds and for the enforcement of the lien of the First Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the First Mortgage Bonds and upon being indemnified against the costs, expenses and liabilities to be incurred therein or thereby without negligence or bad faith. (Sections 13.01, 13.04 and 13.15)

EVENTS OF DEFAULT

    The following is a summary of events defined in the First Mortgage Indenture as "Completed Defaults": (a) failure to pay principal of any First Mortgage Bond when due and payable, (b) failure to pay interest on any First Mortgage Bond within 30 days after it becomes due and payable, (c) failure to meet any payment to the sinking fund on any First Mortgage Bond within 10 days after same is payable, (d) the expiration of 30 days after (1) the adjudication of the Company as a bankrupt or (2) the entry of an order approving a petition filed against the Company seeking reorganization of the Company, unless during such period such adjudication or order shall be vacated, (e) the expiration of 90 days following the appointment of a receiver unless during such period such appointment shall be vacated, (f) the filing by the Company of a voluntary petition in bankruptcy or the making of a general assignment for the benefit of creditors or the consent by the Company to the appointment of a receiver or the filing by the Company of a petition or answer seeking reorganization or the filing by the Company of a petition to take advantage of any insolvency act and
(g) failure to perform any other covenant or agreement contained in the First Mortgage Indenture or First Mortgage Bonds within 60 days following the mailing by the First Mortgage Trustee or by the holders of at least 15% in principal amount of the First Mortgage Bonds then Outstanding of a written demand that such failure be cured. (Section 13.01 and Section 4.01 of Supplemental Indenture dated February 1, 1980)

    The First Mortgage Trustee is required to give notice to bondholders (1) within 90 days after the occurrence of a default known to the First Mortgage Trustee within such period, or (2) if a default be not known to the First Mortgage Trustee within such period, within 30 days after such default shall be known to the First Mortgage Trustee, unless such default shall have been cured before the giving of such notice; provided that, except in the case of a default resulting from the failure to make any payment of principal of or interest on any First Mortgage Bonds or to make any sinking fund or purchase fund payment, the First Mortgage Trustee may withhold such notice upon determination in good faith by the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the First Mortgage Trustee that the withholding of such notice is in the interest of the bondholders. (Section 16.07)

                               BOOK-ENTRY SYSTEM

    Each series of New Notes may be issued in the form of one or more Global Securities representing all or part of such series of New Notes and which will be deposited with or on behalf of the Depository and registered in the name of the Depository or a nominee of the Depository.

    The following is based solely on information furnished by DTC:

    Unless otherwise specified in the applicable Prospectus Supplement, DTC will act as Depository for those New Notes issued as Global Securities. The Global Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of New Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the New Notes on DTC's records. The ownership interest of each actual purchaser of each New Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the New Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the New Notes, except in the event that use of the book-entry system for the New Notes is discontinued.

    To facilitate subsequent transfers, all New Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the New Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Notes so deposited; DTC's records reflect only the identity of the Direct Participants to whose accounts such New Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of the holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants or Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    If the Global Securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to the New Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The

Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Principal, interest and any premium payments on the New Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Senior Note Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and any premium to DTC is the responsibility of the Company or the Senior Note Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to a series of New Notes at any time by giving reasonable notice to the Company or the Senior Note Trustee. Under such circumstances, if a successor securities depository is not obtained, certificates for such series of New Notes are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) for any series of New Notes. In that event, certificates for such series of New Notes will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    The underwriters, dealers or agents of any Offered Notes may be Direct Participants of DTC.

    NONE OF THE COMPANY, THE SENIOR NOTE TRUSTEE, THE FIRST MORTGAGE TRUSTEE, OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                                 LEGAL OPINIONS

    Legal opinions relating to the New Notes will be rendered by Rainey, Ross, Rice & Binns, Oklahoma City, Oklahoma, Chisenhall, Nestrud & Julian, P.A., Little Rock, Arkansas, and Gardner, Carton & Douglas, Chicago, Illinois, counsel for the Company, and by Jones, Day, Reavis & Pogue, Chicago, Illinois, counsel for any underwriters, dealers or agents named in the Prospectus Supplement. As to matters involving conformity to local laws, the other counsel will rely upon the opinion of Rainey, Ross, Rice & Binns with respect to laws of Oklahoma and upon the opinion of Chisenhall, Nestrud & Julian, P.A., with respect to laws of Arkansas.

    The statement contained in this Prospectus under the subcaption "Security for Senior Note Mortgage Bonds" under the caption "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE" is the opinion of Rainey, Ross, Rice & Binns, counsel for the Company, to the extent that such statement pertains to Oklahoma law and is the opinion of Chisenhall, Nestrud & Julian, P.A., to the extent that such statement pertains to Arkansas law. As of December 31, 1997, attorneys with Rainey, Ross, Rice & Binns owned beneficial interests in an aggregate of 5,259 shares of Common Stock of OGE Energy, of which Mr. William J. Ross, a partner in that firm, owned a beneficial interest in 4,659 shares of such Common Stock.

                                    EXPERTS

    The consolidated financial statements and schedule of the Company included in the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996, to the extent and for the periods indicated in their reports included in said Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                              PLAN OF DISTRIBUTION

    The New Notes may be sold (i) through underwriters or dealers; (ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to each series of New Notes will set forth the terms of the offering of such New Notes, including the name or names of any underwriters, the purchase price of such New Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which said New Notes may be listed.

    If underwriters are used in the sale, the New Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The New Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to the New Notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the New Notes offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such New Notes if any are purchased.

    New Notes may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the New Notes in respect of which the Prospectus Supplement is delivered and any commission payable by the Company to such agent. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    Any underwriters, dealers or agents participating in the distribution of the New Notes may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the New Notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

    Any underwriter of New Notes issued prior to the Release Date may be required under Oklahoma law to pay a mortgage registration tax in an amount estimated by the Company to be .096% of the principal amount of New Notes purchased.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee under the Securities Act of 1933, as amended.............  $  33,188

State qualification fees and mortgage filing fees.........................     10,000

Authentication of New Notes by trustee....................................     14,000

Fees of rating agencies...................................................     55,000

Printing and engraving....................................................     30,000

Accounting services.......................................................     30,000

Legal fees of Company counsel.............................................     50,000

Miscellaneous, including traveling, telephone tolls, stationery, postage
  and other out-of-pocket expenses........................................      7,812
                                                                            ---------

  Total...................................................................  $ 230,000
                                                                            ---------
                                                                            ---------

    All items are estimated except the first.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1031 of Title 18 of the Annotated Oklahoma Statutes provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. Substantially similar provisions that require such indemnification are contained in the Company's Restated Certificate of Incorporation, which is filed as
Exhibit 4.01 to the Company's Registration Statement No. 33-59805, which is incorporated herein by this reference. The Company's Restated Certificate of Incorporation also contains provisions limiting the liability of the Company's officers and directors in certain instances. The Company has an insurance policy covering its directors and officers against certain personal liability which may include liabilities under the Securities Act of 1933, as amended. The form of Underwriting Agreement filed as Exhibit 1.01 includes provisions requiring the underwriters to indemnify the directors and officers of the Company in certain circumstances.

ITEM 16.  EXHIBITS.

  EXHIBIT
-----------
       1.01  Form of Underwriting Agreement for New Notes.

       4.01  Copy of Trust Indenture, dated February 1, 1945, from the Company to The First National Bank and Trust
               Company of Oklahoma City, Trustee. (Filed as Exhibit 7-A to Registration Statement No. 2-5566 and
               incorporated by reference herein)

       4.02  Copy of Supplemental Trust Indenture, dated December 1, 1948, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7744 and incorporated by reference herein)

       4.03  Copy of Supplemental Trust Indenture, dated June 1, 1949, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7964 and incorporated by reference herein)

  EXHIBIT
-----------
       4.04  Copy of Supplemental Trust Indenture, dated May 1, 1950, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 7.04 to Registration Statement No. 2-8421 and incorporated by reference herein)

       4.05  Copy of Supplemental Trust Indenture, dated March 1, 1952, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.08 to Registration Statement No. 2-9415 and incorporated by reference herein)

       4.06  Copy of Supplemental Trust Indenture, dated June 1, 1955, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.07 to Registration Statement No. 2-12274 and incorporated by reference herein)

       4.07  Copy of Supplemental Trust Indenture, dated January 1, 1957, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.07 to Registration Statement No. 2-14115 and incorporated by reference herein)

       4.08  Copy of Supplemental Trust Indenture, dated June 1, 1958, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.09 to Registration Statement No. 2-19757 and incorporated by reference herein)

       4.09  Copy of Supplemental Trust Indenture, dated March 1, 1963, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.09 to Registration Statement No. 2-23127 and incorporated by reference herein)

       4.10  Copy of Supplemental Trust Indenture, dated March 1, 1965, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.10 to Registration Statement No. 2-25808 and incorporated by reference herein)

       4.11  Copy of Supplemental Trust Indenture, dated January 1, 1967, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.11 to Registration Statement No. 2-27854 and incorporated by reference herein)

       4.12  Copy of Supplemental Trust Indenture, dated January 1, 1968, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.12 to Registration Statement No. 2-31010 and incorporated by reference herein)

       4.13  Copy of Supplemental Trust Indenture, dated January 1, 1969, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.13 to Registration Statement No. 2-35419 and incorporated by reference herein)

       4.14  Copy of Supplemental Trust Indenture, dated January 1, 1970, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.14 to Registration Statement No. 2-42393 and incorporated by reference herein)

       4.15  Copy of Supplemental Trust Indenture, dated January 1, 1972, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.15 to Registration Statement No. 2-49612 and incorporated by reference herein)

       4.16  Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.16 to Registration Statement No. 2-52417 and incorporated by reference herein)

       4.17  Copy of Supplemental Trust Indenture, dated January 1, 1975, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.17 to Registration Statement No. 2-55085 and incorporated by reference herein)

       4.18  Copy of Supplemental Trust Indenture, dated January 1, 1976, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.18 to Registration Statement No. 2-57730 and incorporated by reference herein)

  EXHIBIT
-----------
       4.19  Copy of Supplemental Trust Indenture, dated September 14, 1976, being a supplemental instrument to
               Exhibit 4.01 hereto. (Filed as Exhibit 2.19 to Registration Statement No. 2-59887 and incorporated by reference herein)

       4.20  Copy of Supplemental Trust Indenture, dated January 1, 1977, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 2.20 to Registration Statement No. 2-59887 and incorporated by reference herein)

       4.21  Copy of Supplemental Trust Indenture, dated November 1, 1977, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.21 to Registration Statement No. 2-70539 and incorporated by reference herein)

       4.22  Copy of Supplemental Trust Indenture, dated December 1, 1977, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.22 to Registration Statement No. 2-70539 and incorporated by reference herein)

       4.23  Copy of Supplemental Trust Indenture, dated February 1, 1980, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.23 to Registration Statement No. 2-70539 and incorporated by reference herein)

       4.24  Copy of Supplemental Trust Indenture, dated August 15, 1986, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.25 to the Company's Form 10-K Annual Report, File No. 1-1097, for the
               year ended December 31, 1986, and incorporated by reference herein)

       4.25  Copy of Supplemental Trust Indenture, dated March 1, 1987, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.26 to the Company's Form 10-K Annual Report, File No. 1-1097, for the
               year ended December 31, 1987, and incorporated by reference herein)

       4.26  Copy of Supplemental Trust Indenture, dated November 15, 1990, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.28 to the Company's Form 10-K Annual Report for the year ended
               December 31, 1990, File No. 1-1097, and incorporated by reference herein)

       4.27  Copy of Supplemental Trust Indenture, dated December 9, 1991, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.29 to the Company's Form 10-K Annual Report for the year ended
               December 31, 1991, File No. 1-1097, and incorporated by reference herein)

       4.28  Copy of Supplemental Trust Indenture, dated October 1, 1995, being a supplemental instrument to Exhibit
               4.01 hereto. (Filed as Exhibit 4.02 to the Company's Form 8-K Current Report, File No. 1-1097, dated
               October 23, 1995, and incorporated by reference herein)

       4.29  Copy of Supplemental Trust Indenture, dated July 1, 1997, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.02 to the Company's Form 8-K Current Report, File No. 1-1097, dated July
               15, 1997, and incorporated by reference herein)

       4.30  Form of Supplemental Trust Indenture for each series of Senior Note Mortgage Bonds, being a supplemental instrument to Exhibit 4.01 hereto.

       4.31  Copy of Senior Note Indenture dated as of October 1, 1995 between the Company and The Bank of New York, as successor trustee. (Filed as Exhibit 4.30 to Registration Statement No. 333-02319 and incorporated by reference herein)

       4.32  Supplemental Indenture No. 1, dated as of October 16, 1995, being a supplemental instrument to Exhibit
               4.31 hereto. (Filed as Exhibit 4.01 to the Company's Form 8-K Current Report, File No. 1-1097, dated
               October 23, 1995, and incorporated by reference herein)

  EXHIBIT
-----------
       4.33  Supplemental Indenture No. 2, dated as of July 1, 1997, being a supplemental instrument to Exhibit 4.31 hereto (Filed as Exhibit 4.01 to the Company's Form 8-K Current Report, File No. 1-1097, dated July 15,
               1997, and incorporated by reference herein)

       4.34  Form of Supplemental Indenture for each series of Senior Notes, being a supplemental instrument to
               Exhibit 4.31 hereto.

       5.01  Opinion of counsel as to legality of the New Notes to be issued by the Company.

      12.01  Computation of ratio of earnings to fixed charges.

      23.01  Consents of accountants and legal counsel.

      24.01  Powers of Attorney.

      25.01  Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Senior Note
               Indenture.

      25.02  Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the First Mortgage
               Indenture.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby also undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or event arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) that, for the purposes of determining any liability under the Securities Act of 1933:

        (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Oklahoma Gas and Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 12th day of February, 1998.

                                      OKLAHOMA GAS AND ELECTRIC COMPANY
                                                   (Registrant)

                                      By:           /s/ STEVEN E. MOORE

                                         ---------------------------------------

                                                     Steven E. Moore
                                                  CHAIRMAN OF THE BOARD
                                               AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------
            /s/ STEVEN E. MOORE
     ----------------------------------       Chairman of the Board of Directors and             February 12, 1998
              Steven E. Moore                   Principal Executive Officer and Director;

             /s/ A.M. STRECKER
     ----------------------------------       Principal Financial Officer; and                   February 12, 1998
               A.M. Strecker

           /s/ DONALD R. ROWLETT
     ----------------------------------       Principal Accounting Officer                       February 12, 1998
             Donald R. Rowlett

                     *
     ----------------------------------       Director;
            Herbert H. Champlin

                     *
     ----------------------------------       Director;
              Luke R. Corbett

                     *
     ----------------------------------       Director;
             William E. Durrett

                     *
     ----------------------------------       Director;
             Martha W. Griffin

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------
                     *
     ----------------------------------       Director;
            Hugh L. Hembree III

                     *
     ----------------------------------       Director;
               Robert Kelley

                     *
     ----------------------------------       Director; and
                Bill Swisher

                     *
     ----------------------------------       Director.
           Ronald H. White, M.D.

          *By /s/ STEVEN E. MOORE
     ----------------------------------
              Steven E. Moore                                                                    February 12, 1998
             (ATTORNEY-IN-FACT)

                                      II-8
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                               INDEX TO EXHIBITS

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  EXHIBIT                                                                                            METHOD OF FILING
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
       1.01  Form of Underwriting Agreement for New Notes.                                                      DT

       4.01  Copy of Trust Indenture, dated February 1, 1945, from the Company to The First
              National Bank and Trust Company of Oklahoma City, Trustee. (Filed as Exhibit 7-A to
              Registration Statement No. 2-5566 and incorporated by reference herein)

       4.02  Copy of Supplemental Trust Indenture, dated December 1, 1948, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement
              No. 2-7744 and incorporated by reference herein)

       4.03  Copy of Supplemental Trust Indenture, dated June 1, 1949, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement
              No. 2-7964 and incorporated by reference herein)

       4.04  Copy of Supplemental Trust Indenture, dated May 1, 1950, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 7.04 to Registration Statement
              No. 2-8421 and incorporated by reference herein)

       4.05  Copy of Supplemental Trust Indenture, dated March 1, 1952, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.08 to Registration Statement
              No. 2-9415 and incorporated by reference herein)

       4.06  Copy of Supplemental Trust Indenture, dated June 1, 1955, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.07 to Registration Statement
              No. 2-12274 and incorporated by reference herein)

       4.07  Copy of Supplemental Trust Indenture, dated January 1, 1957, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.07 to Registration Statement
              No. 2-14115 and incorporated by reference herein)

       4.08  Copy of Supplemental Trust Indenture, dated June 1, 1958, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.09 to Registration Statement
              No. 2-19757 and incorporated by reference herein)

       4.09  Copy of Supplemental Trust Indenture, dated March 1, 1963, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.09 to Registration Statement
              No. 2-23127 and incorporated by reference herein)

       4.10  Copy of Supplemental Trust Indenture, dated March 1, 1965, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.10 to Registration Statement
              No. 2-25808 and incorporated by reference herein)

       4.11  Copy of Supplemental Trust Indenture, dated January 1, 1967, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.11 to Registration Statement
              No. 2-27854 and incorporated by reference herein)

       4.12  Copy of Supplemental Trust Indenture, dated January 1, 1968, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.12 to Registration Statement
              No. 2-31010 and incorporated by reference herein)

       4.13  Copy of Supplemental Trust Indenture, dated January 1, 1969, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.13 to Registration Statement
              No. 2-35419 and incorporated by reference herein)

       4.14  Copy of Supplemental Trust Indenture, dated January 1, 1970, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.14 to Registration Statement
              No. 2-42393 and incorporated by reference herein)

       4.15  Copy of Supplemental Trust Indenture, dated January 1, 1972, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.15 to Registration Statement
              No. 2-49612 and incorporated by reference herein)

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  EXHIBIT                                                                                            METHOD OF FILING
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
       4.16  Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.16 to Registration Statement
              No. 2-52417 and incorporated by reference herein)

       4.17  Copy of Supplemental Trust Indenture, dated January 1, 1975, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.17 to Registration Statement
              No. 2-55085 and incorporated by reference herein)

       4.18  Copy of Supplemental Trust Indenture, dated January 1, 1976, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.18 to Registration Statement
              No. 2-57730 and incorporated by reference herein)

       4.19  Copy of Supplemental Trust Indenture, dated September 14, 1976, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.19 to Registration Statement
              No. 2-59887 and incorporated by reference herein)

       4.20  Copy of Supplemental Trust Indenture, dated January 1, 1977, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.20 to Registration Statement
              No. 2-59887 and incorporated by reference herein)

       4.21  Copy of Supplemental Trust Indenture, dated November 1, 1977, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.21 to Registration Statement
              No. 2-70539 and incorporated by reference herein)

       4.22  Copy of Supplemental Trust Indenture, dated December 1, 1977, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.22 to Registration Statement
              No. 2-70539 and incorporated by reference herein)

       4.23  Copy of Supplemental Trust Indenture, dated February 1, 1980, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.23 to Registration Statement
              No. 2-70539 and incorporated by reference herein)

       4.24  Copy of Supplemental Trust Indenture, dated August 15, 1986, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.25 to the Company's Form 10-K
              Annual Report, File No. 1-1097, for the year ended December 31, 1986, and incorporated by reference herein)

       4.25  Copy of Supplemental Trust Indenture, dated March 1, 1987, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.26 to the Company's Form 10-K
              Annual Report, File No. 1-1097, for the year ended December 31, 1987, and incorporated by reference herein)

       4.26  Copy of Supplemental Trust Indenture, dated November 15, 1990, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.28 to the Company's Form 10-K
              Annual Report for the year ended December 31, 1990, File No. 1-1097, and incorporated by reference herein)

       4.27  Copy of Supplemental Trust Indenture, dated December 9, 1991, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.29 to the Company's Form 10-K
              Annual Report for the year ended December 31, 1991, File No. 1-1097, and incorporated by reference herein)

       4.28  Copy of Supplemental Trust Indenture, dated October 1, 1995, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.02 to the Company's Form 8-K
              Current Report, File No. 1-1097, dated October 23, 1995, and incorporated by reference herein)

       4.29  Copy of Supplemental Trust Indenture, dated July 1, 1997, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.02 to the Company's Form 8-K
              Current Report, File No. 1-1097, dated July 15, 1997, and incorporated by reference herein)

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
  EXHIBIT                                                                                            METHOD OF FILING
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
       4.30  Form of Supplemental Trust Indenture for each series of Senior Note Mortgage Bonds,
              being a supplemental instrument to Exhibit 4.01 hereto.                                           DT

       4.31  Copy of Senior Note Indenture dated as of October 1, 1995 between the Company and The
              Bank of New York, as successor trustee. (Filed as Exhibit 4.30 to Registration
              Statement No. 333-02319 and incorporated by reference herein)

       4.32  Supplemental Indenture No. 1, dated as of October 16, 1995, being a supplemental instrument to Exhibit 4.31 hereto. (Filed as Exhibit 4.01 to the Company's Form 8-K
              Current Report, File No. 1-1097, dated October 23, 1995, and incorporated by reference herein)

       4.33  Supplemental Indenture No. 2, dated as of July 1, 1997, being a supplemental instrument to Exhibit 4.31 hereto (Filed as Exhibit 4.01 to the Company's Form 8-K
              Current Report, File No. 1-1097, dated July 15, 1997, and incorporated by reference herein)

       4.34  Form of Supplemental Indenture for each series of Senior Notes, being a supplemental
              instrument to Exhibit 4.31 hereto.                                                                DT

       5.01  Opinion of counsel as to legality of the New Notes to be issued by the Company.                    DT

      12.01  Computation of ratio of earnings to fixed charges.                                                 DT

      23.01  Consents of accountants and legal counsel.                                                         DT

      24.01  Powers of Attorney.                                                                                DT

      25.01  Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Senior Note Indenture.                                                                            DT

      25.02  Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              First Mortgage Indenture.                                                                         DT